EXHIBIT 99.1

Arbutus Announces Resignation of Board Member

WARMINSTER, Pa., Jan. 27, 2023 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS), a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to develop novel therapeutics that target specific viral diseases, today announced that Tram Tran, MD has notified the Company of her intention to resign from the Company’s Board of Directors, effective February 26, 2023. Dr. Tran will be transitioning into public service commencing February 27, 2023, that will preclude her participation on the Arbutus and other pharmaceutical and biotechnology Boards.

Dr. Tran joined the Arbutus Board of Directors in November 2021 and served as a member of the Executive Compensation and Human Resources Committee. During her tenure, she has contributed her extensive virology and clinical development expertise to provide guidance and valuable insights to drive the company’s hepatitis B and COVID-19 pipeline.

The Board of Directors and the Company’s management team would like to thank Dr. Tran for her valuable contributions to Arbutus and wish her well with her new career opportunity.

Dr. Tran’s decision to resign is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company will immediately begin a search for a new independent board member to replace Dr. Tran.

About Arbutus

Arbutus Biopharma Corporation (Nasdaq: ABUS) is a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to develop novel therapeutics that target specific viral diseases. Our current focus areas include Hepatitis B virus (HBV), SARS-CoV-2, and other coronaviruses. To address HBV, we are developing a RNAi therapeutic, an oral PD-L1 inhibitor, and an oral RNA destabilizer to potentially identify a combination regimen with the aim of providing a functional cure for patients with chronic HBV by suppressing viral replication, reducing surface antigen and reawakening the immune system. We believe our lead compound, AB-729, is the only RNAi therapeutic with evidence of immune re-awakening. It is currently being evaluated in multiple phase 2 clinical trials. We also have an ongoing drug discovery and development program directed to identifying novel, orally active agents for treating coronavirus (including SARS-CoV-2). In addition, we are exploring oncology applications for our internal PD-L1 portfolio. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, forward-looking statements). Forward-looking statements in this press release include statements about the timing of Dr. Tran’s resignation, our future development plans for our product candidates; the expected cost, timing and results of our clinical development plans and clinical trials with respect to our product candidates; our expectations with respect to the release of data from our clinical trials and the expected timing thereof; our expectations and goals for our collaborations with third parties and any potential benefits related thereto; the potential for our product candidates to achieve success in clinical trials; and our expected financial condition, including the anticipated duration of cash runways and timing regarding needs for additional capital.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical studies and clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies, including uncertainties and contingencies related to the ongoing COVID-19 pandemic and patent litigation matters.

Additionally, there are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical studies and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested product candidate; Arbutus may elect to change its strategy regarding its product candidates and clinical development activities; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus’ products; economic and market conditions may worsen; uncertainties associated with litigation generally and patent litigation specifically; Arbutus and its collaborators may never realize the expected benefits of the collaborations; market shifts may require a change in strategic focus; and the ongoing COVID-19 pandemic could significantly disrupt Arbutus’ clinical development programs.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors and Media

William H. Collier
President and CEO
Phone: 267-469-0914
Email: ir@arbutusbio.com

Lisa M. Caperelli
Vice President, Investor Relations
Phone: 215-206-1822
Email: lcaperelli@arbutusbio.com